UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 14, 2018

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

On June 14, 2018, indirect subsidiaries of Transcontinental Realty Investors, Inc. (“TCI” or the “Company”) entered into four separate [but similar in form] Agreements with Gravity Holdings, LLC, a private Delaware limited liability company (“GHLLC”), covering the potential sale of all TCI’s commercial office buildings, two of which are located in Dallas County, Texas, one in Irving and one in Houston, Texas. On August 27, 2018, counsel for GHLLC notified each of such indirect subsidiaries of TCI of GHLLC’s election to terminate the Agreements pursuant to the terms of the Agreements. As previously noted, other than entry into the four separate Agreements, GHLLC has no material relationship with TCI and its subsidiaries, and no early termination penalties were incurred by TCI or its subsidiaries.

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On November 14, 2018, TCI announced its operational results for the quarter ended September 30, 2018. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit
99.1*	Press Release dated November 14, 2018

_________________________

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 15, 2018

TRANSCONTINENTAL REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher

Gene S. Bertcher, Executive Vice

President and Chief Financial Officer